Exhibit 99.2

Corn Products International, Inc.

Westchester, IL 60154

NEWS RELEASE

For Release	CONTACT:
02/02/2010 — 05:40 EDT	John Barry, (708) 551-2592 (investors)
Mark Lindley, (708) 551-2602 (media)

CORN PRODUCTS INTERNATIONAL ISSUES 2010 DILUTED EPS GUIDANCE IN A RANGE OF $2.25 TO $2.60

WESTCHESTER, IL., February 2, 2010 —  Corn Products International, Inc. (NYSE:CPO), a leading global provider of agriculturally derived ingredients for diversified markets, announced today that it expects 2010 diluted earnings per common share to be in the range of $2.25 to $2.60 versus the reported 2009 diluted earnings per common share of $0.54.  Excluding the after tax impact of impairment and restructuring charges taken in 2009, the adjusted 2009 diluted earnings per common share was $2.01.  The 2010 EPS guidance represents an increase in diluted earnings per common share in the range of 12 percent to 29 percent compared to 2009 adjusted diluted earnings per common share.

“While the North American business environment remains challenging, we expect modest volume growth in North America driven by sweetener sales in our Mexican business,” said Ilene Gordon, chairman, president and chief executive officer.  “North America contracting was largely completed by 2009 year-end.  Soft demand and lower corn costs resulted in lower pricing and a low single digit reduction in spreads; however, we expect North America gross profit and operating income to improve on higher volumes and manufacturing efficiencies.”

Gordon added, “We expect better volumes in South America and Asia/Africa as regional economies improve, led by a strengthening economy in Brazil and continued HFCS volume recovery in Korea.  And we expect improved profitability in Asia on lower net corn costs and higher plant utilization rates.”

The Company expects to invest between $175 million and $200 million in capital projects during 2010, compared with $141 million invested in 2009. Approximately one third of the capital spending in 2010 represents projects continued from 2009, including a high intensity sweetener facility and expansions in Argentina and Pakistan.  Major 2010 capital investments include growth and cost reduction projects.

—more—

The Company expects to generate sufficient cash flow to cover capital investments and dividends.

“We enter 2010 in a good position,” Gordon said. “The continuing strength of our balance sheet, ample liquidity, cash flow from operations, and a solid business model should put us in position to take advantage of growth opportunities as they present themselves. We remain focused on creating long-term shareholder value.”

Conference Call and Webcast

Corn Products International will conduct a conference call today at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Cheryl Beebe, vice president and chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com. The “listen-and-view-only” presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.cornproducts.com.

Individuals without Internet access may listen to the live conference call by dialing 719-325-2204. A replay of the audio call will be available through Friday, February 12 by calling 719-457-0820 and using passcode 4656128.

About the Company

Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is a leading worldwide producer of dextrose and a major regional supplier of starch, high fructose corn syrup and glucose. In 2009, Corn Products International reported net sales and diluted earnings per share of $3.67 billion and $0.54, respectively, with operations in 15 countries at 33 plants, including wholly owned businesses, affiliates and alliances. For more information, visit www.cornproducts.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s prospects or future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.” These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of the global economic recession and its impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports on Forms 10-Q or 8-K.

###

I. Non-GAAP Information

The presentation below contains information that is not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) and is provided for analytical purposes only. Management believes that this non-GAAP information (1) provides a more meaningful presentation of the Company’s results for the year ended December 31, 2009, on a basis consistent with the way in which management evaluates operating performance and (2) provides investors with additional information to assess and facilitate a more clear understanding of our financial results. The information presented should not be used as a substitute for our financial results under GAAP.

Corn Products International, Inc. (“CPI”)

Reconciliation to Non-GAAP Earnings Per Share (“EPS”)

(Unaudited)

	Year Ended
	December 31, 2009
	(in millions)	EPS
Net income attributable to CPI	$41.1	$0.54

Add back:
Impairment / restructuring charges, net of income tax benefit of $14.7 million	110.3	1.47
Non-GAAP net income	$151.4	$2.01